Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Relations Contact: Frank Milano (763) 551-6908 frank.milano@selectcomfort.com

SELECT COMFORT REPORTS SECOND QUARTER RESULTS

Results in line with June update; Company reiterates full-year outlook

MINNEAPOLIS – (July 25, 2007) – Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer and creator of the Sleep Number® bed, today announced results for the fiscal second quarter ended June 30, 2007. Net sales decreased 5 percent to $179.0 million, compared to $188.1 million in the second quarter of 2006. Net income totaled $2.9 million, or $0.06 per diluted share, compared to $10.7 million, or $0.19 per diluted share, in the second quarter of 2006.

“Second quarter sales were in line with expectations outlined in the quarterly update communicated in mid-June,” said Bill McLaughlin, Select Comfort chairman and chief executive officer. “Profits also were in line with our full-year expectations. And we continue to make productivity gains and leverage the cash advantages of our business model, which allow us to invest in our growth initiatives.”

Sales growth from new company-owned stores, which totaled 48 net new stores in the past 12 months, and growth through the company’s e-commerce channel were offset by a 14 percent decrease in comparable-store sales. “The company has experienced an improving trend in retail sales during the second quarter and into the third quarter as we implement the core elements of our 2007 plan,” explained McLaughlin.

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Select Comfort Reports Second Quarter Results – Page 2 of 9

The gross profit percentage increased to 61.2 percent of net sales, an improvement of 80 basis points, compared to 60.4 percent in the second quarter of last year. The gross profit margin improvement reflects solid execution in achieving compliance with mandatory national fire retardant requirements, which took effect July 1, 2007. In addition, the company continues to benefit from significant gains realized in manufacturing and logistics, which include global sourcing initiatives and the implementation of a hub-and-spoke logistics network. At the end of the second quarter, Select Comfort was operating nine of its planned 13 U.S. hubs.

The operating profit margin was 2.7 percent of net sales in the second quarter, compared to 8.8 percent in the second quarter of last year. Sales and marketing expenses increased $8.1 million compared to the second quarter of last year, reflecting the increased store base and a 12 percent increase in media spending, which totaled $25.2 million. Research and development expenses increased $0.3 million, reflecting the company’s continued commitment to accelerate the pace of innovation.

Cash and marketable securities totaled $12.7 million as of June 30, 2007, compared to $90.2 million at year-end 2006, largely reflecting the company’s ongoing share repurchase program. In the second quarter, the company returned an additional $51.5 million to shareholders through the repurchase of 3.0 million shares, increasing its repurchases through June 30, 2007 to $94.3 million and 5.4 million shares. Select Comfort currently has $225 million available under its share repurchase program.

Net sales for the first six months of 2007 totaled $395.5 million, compared to $400.4 million in the first six months of 2006. Net income totaled $13.6 million in the first half of 2007, compared to $22.5 million in the first half of 2006. Earnings per diluted share for the first six months of 2007 totaled $0.27, compared to $0.40 per diluted share for the first six months of 2006.

Outlook

The company reiterated its full-year 2007 outlook for net sales of between $840 million and $860 million, and earnings of between $0.87 and $0.93 per diluted share. The company remains confident in its long-term growth targets for net sales growth of 15 percent or higher, and earnings growth of 20 percent or higher.

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Select Comfort Reports Second Quarter Results – Page 3 of 9

Conference Call

Management will host its regularly scheduled conference call to discuss the company’s results at 5:00 p.m. Eastern Time (4:00 p.m. Central; 2:00 p.m. Pacific) today. To listen to the call, please dial (888) 323-2711 (international participants dial (210) 839-8751) and reference the passcode “Sleep.” To listen to the webcast, please access the investor relations area of the company’s Web site at www.selectcomfort.com/investors.

A replay will remain available until 6:00 p.m. Eastern Time August 10, 2007, by dialing (203) 369-3407. The webcast replay will remain available in the investor relations area of the company’s Web site for approximately 60 days.

About Select Comfort

Founded more than 20 years ago, Select Comfort Corporation is the nation’s leading bed retailer(1). Based in Minneapolis, the company designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and sleep accessories. SELECT COMFORT® products are sold through its more than 460 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

Forward-Looking Statements

Statements used in this news release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; uncertainties arising from global events; consumer confidence; effectiveness of our advertising and promotional efforts; our ability to secure suitable retail locations; our ability to attract and retain qualified sales professionals and other key employees; our ability to successfully expand distribution through independent retailers; consumer acceptance of our products, product quality, innovation and brand image; our ability to continue to expand and improve our product line;

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Select Comfort Reports Second Quarter Results – Page 4 of 9

industry competition; warranty expenses; risks of potential litigation; our dependence on significant suppliers, and the vulnerability of any suppliers to commodity shortages, inflationary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs; the capability of our information systems to meet our business requirements and our ability to upgrade our systems on a cost-effective basis without disruptions to our business; and increasing government regulations, including new flammability standards for the bedding industry which bring product cost pressures and will require implementation of systems and manufacturing process changes to ensure compliance. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

[1]Top 25 Bedding Retailers, Furniture/Today, August 14, 2006.

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Select Comfort Reports Second Quarter Results – Page 5 of 9

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Three Months Ended
	June 30, 2007	% of Net Sales	July 1, 2006	% of Net Sales

Net sales	$178,991	100.0%	$188,086	100.0%
Cost of sales	69,464	38.8%	74,444	39.6%
Gross profit	109,527	61.2%	113,642	60.4%
Operating expenses:
Sales and marketing	86,756	48.5%	78,627	41.8%
General and administrative	16,611	9.3%	17,518	9.3%
Research and development	1,357	0.8%	1,035	0.6%
Operating income	4,803	2.7%	16,462	8.8%
Interest income, net	36	0.0%	761	0.4%
Income before income taxes	4,839	2.7%	17,223	9.2%
Income tax expense	1,927	1.1%	6,482	3.4%
Net income	$2,912	1.6%	$10,741	5.7%

Net income per share – basic	$0.06		$0.20

Net income per share – diluted	$0.06		$0.19

Reconciliation of weighted average shares outstanding:
Basic weighted average shares outstanding	47,980		53,405
Effect of dilutive securities:
Options	1,649		2,618
Warrants	—		25
Restricted shares	229		197
Diluted weighted average shares outstanding	49,858		56,245

Select Comfort Reports Second Quarter Results – Page 6 of 9

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Six Months Ended
	June 30, 2007	% of Net Sales	July 1, 2006	% of Net Sales

Net sales	$395,500	100.0%	$400,364	100.0%
Cost of sales	151,805	38.4%	159,200	39.8%
Gross profit	243,695	61.6%	241,164	60.2%
Operating expenses:
Sales and marketing	184,894	46.7%	170,382	42.6%
General and administrative	34,230	8.7%	34,250	8.6%
Research and development	2,941	0.7%	1,765	0.4%
Operating income	21,630	5.5%	34,767	8.7%
Interest income, net	430	0.1%	1,630	0.4%
Income before income taxes	22,060	5.6%	36,397	9.1%
Income tax expense	8,471	2.1%	13,922	3.5%
Net income	$13,589	3.4%	$22,475	5.6%

Net income per share – basic	$0.28		$0.42

Net income per share – diluted	$0.27		$0.40

Reconciliation of weighted average shares outstanding:
Basic weighted average shares outstanding	48,848		53,418
Effect of dilutive securities:
Options	1,761		2,740
Warrants	—		51
Restricted shares	224		187
Diluted weighted average shares outstanding	50,833		56,396

Select Comfort Reports Second Quarter Results – Page 7 of 9

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except per share amounts)

subject to reclassification

	June 30, 2007	December 30, 2006
Assets
Current assets:
Cash and cash equivalents	$9,830	$8,819
Marketable debt securities – current	1,301	37,748
Accounts receivable, net of allowance for doubtful accounts of $795 and $529, respectively	12,170	12,164
Inventories	26,252	24,120
Prepaid expenses	16,573	10,227
Deferred income taxes	6,021	5,785
Other current assets	2,612	4,305
Total current assets	74,759	103,168

Marketable debt securities – non-current	1,575	43,608
Property and equipment, net	65,890	59,384
Deferred income taxes	20,476	19,275
Other assets	3,518	3,526
Total assets	$166,218	$228,961

Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings under revolving credit facility	$10,000	$—
Accounts payable	51,124	46,061
Customer prepayments	9,590	9,552
Accruals:
Sales returns	4,246	3,907
Compensation and benefits	15,741	20,057
Taxes and withholding	4,146	5,053
Other current liabilities	11,483	12,901
Total current liabilities	106,330	97,531

Warranty liabilities	7,040	7,769
Other long-term liabilities	8,528	7,967
Total liabilities	121,898	113,267

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 46,825 and 51,544 shares issued and outstanding, respectively	468	515
Additional paid-in capital	—	4,039
Retained earnings	43,889	111,140
Accumulated other comprehensive loss	(37)	—
Total shareholders’ equity	44,320	115,694
Total liabilities and shareholders’ equity	$166,218	$228,961

The consolidated balance sheet as of June 30, 2007 is unaudited.

Select Comfort Reports Second Quarter Results – Page 8 of 9

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited – in thousands)

subject to reclassification

	Six Months Ended
	June 30, 2007	July 1, 2006
Cash flows from operating activities:
Net income	$13,589	$22,475
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,798	9,247
Stock-based compensation	4,067	3,972
Excess tax benefits from stock-based compensation	(1,284)	(6,336)
Changes in deferred income taxes	(1,437)	(3,630)
Change in operating assets and liabilities:
Accounts receivable	(6)	(8,161)
Inventories	(2,132)	(3,200)
Prepaid expenses and other assets	(3,037)	269
Accounts payable	3,835	3,764
Customer prepayments	38	(5,184)
Accrued sales returns	339	(870)
Accrued compensation and benefits	(4,316)	(3,935)
Accrued taxes and withholding	(907)	(5,261)
Warranty liabilities	(959)	3,401
Other accruals and liabilities	(959)	543
Net cash provided by operating activities	19,629	7,094
Cash flows from investing activities:
Purchases of property and equipment	(19,285)	(13,958)
Investments in marketable debt securities	—	(28,718)
Proceeds from sales and maturity of marketable debt securities	78,443	13,665
Net cash provided by (used in) investing activities	59,158	(29,011)
Cash flows from financing activities:
Net increase (decrease) in short-term borrowings	9,927	(110)
Repurchases of common stock	(92,662)	(23,750)
Proceeds from issuance of common stock	3,675	6,468
Excess tax benefits from stock-based compensation	1,284	6,336
Net cash used in financing activities	(77,776)	(11,056)

Increase (decrease) in cash and cash equivalents	1,011	(32,973)
Cash and cash equivalents, at beginning of period	8,819	43,867
Cash and cash equivalents, at end of period	$9,830	$10,894

Reclassifications – Certain reclassifications were made to the consolidated statement of cash flows for the six months ended July 1, 2006 in order to conform to the current-year presentation.

Select Comfort Reports Second Quarter Results – Page 9 of 9

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Supplemental Financial Information

(unaudited – in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Percent of sales:
Retail	74.1%	75.1%	75.2%	76.8%
Direct	8.5%	10.5%	8.6%	10.2%
E-Commerce	7.1%	5.6%	6.8%	5.5%
Wholesale	10.3%	8.8%	9.4%	7.5%
Total	100.0%	100.0%	100.0%	100.0%

Sales growth rates:
Comparable-store sales	(14%)	16%	(12%)	17%
Net new stores	8%	9%	9%	8%
Retail total	(6%)	25%	(3%)	25%
Direct	(23%)	5%	(17%)	3%
E-Commerce	20%	41%	24%	40%
Wholesale	12%	12%	23%	16%
Total	(5%)	22%	(1%)	23%

Stores open:
Beginning of period	447	402	442	396
Opened	16	10	23	18
Closed	(3)	—	(5)	(2)
End of period	460	412	460	412

Retail partner doors	752	608	752	608

Other metrics:
Average sales per store ($000s) *	$1,408	$1,532
Average sales per square foot ($s) *	$1,144	$1,333
Stores > $1 million sales *	77%	83%
Average mattress sales per mattress unit (Q2 Company-owned channels; $s)	$1,688	$1,689
Return on equity (trailing twelve months)	42%	38%
Cash and marketable debt securities	$12,706	$105,171

* trailing twelve months for stores open at least one year